Exhibit 99.1

HEALTHCARE SERVICES GROUP, INC.

DECLARES FOURTH QUARTER 2010 CASH DIVIDEND

Bensalem, PA – January 25, 2011- Healthcare Services Group, Inc. (NASDAQ-HCSG)

Our Board of Directors has declared a regular quarterly cash dividend of $.15625 per common share, payable on March 4, 2011 to shareholders of record at the close of business February 11, 2011. This dividend represents a 12% increase over the 2009 same period payment. It is the 31st consecutive regular quarterly cash dividend payment, as well as the 30th consecutive increase since our initiation of regular quarterly cash dividend payments in 2003

We intend to release our results for the year ended December 31, 2010 during the week of February 7, 2011, as well as to hold a conference call to discuss our results after the release.

The Company also announces that it will make a presentation on February 8, 2011 regarding the Company at the “UBS Warburg Global Healthcare Services Conference” at the Grand Hyatt in New York City. Additionally, this presentation will be audio webcast at www.ibb.ubs.com.

Dividend Declaration Release	January 25, 2011

Cautionary Statement Regarding Forward-Looking Statements
This release and any schedules incorporated by reference into this report may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, which are not historical facts but rather are based on current expectations, estimates and projections about our business and industry, our beliefs and assumptions. Words such as “believes,” “anticipates,” “plans,” “expects,”
“will,” “goal,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking information is also subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, risks arising from our providing services exclusively to the health care industry, primarily providers of long-term care; credit and collection risks associated with this industry; one client accounting for approximately 11% of revenues in the year ended December 31, 2010; risks associated with our acquisition of Contract Environmental Services, Inc., including integration risks or costs, or such business not achieving expected financial results or synergies or failure to otherwise perform as expected; our claims experience related to workers’ compensation and general liability insurance; the effects of changes in, or interpretations of laws and regulations governing the industry, our workforce and services provided, including state

Dividend Declaration Release	January 25, 2011

and local regulations pertaining to the taxability of our services; and the risk factors described in our Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2009 in Part I thereof under ‘‘Government Regulation of Clients’’, ‘‘Competition’’ and ‘‘Service Agreements/Collections’’, and under Item IA “Risk Factors”. Many of our clients’ revenues are highly contingent on Medicare and Medicaid reimbursement funding rates, which Congress has affected through the enactment of a number of major laws during the past decade, most recently the March 2010 enactment of the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010. Currently, the U.S. Congress is considering further changes or revising legislation relating to health care in the United States which, among other initiatives, may impose cost containment measures impacting our clients. These laws and proposed laws and forthcoming regulations have significantly altered, or threaten to alter, overall government reimbursement funding rates and mechanisms. The overall effect of these laws and trends in the long-term care industry have affected and could adversely affect the liquidity of our clients, resulting in their inability to make payments to us on agreed upon payment terms. These factors, in addition to delays in payments from clients, have resulted in, and could continue to result in, significant additional bad debts in the near future. Additionally, our operating results would be adversely affected if unexpected increases in the costs of labor and labor related costs, materials, supplies and equipment used in performing services could not be passed on to our clients.

In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new clients, provide new services to existing clients, achieve modest price increases on current service agreements with existing clients and maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and successfully executing projected growth strategies.

Dividend Declaration Release	January 25, 2011

Healthcare Services Group, Inc. is the largest national provider of professional housekeeping, laundry and dietary services to long-term care and related facilities.

Company Contact:
Daniel P. McCartney
Chairman and Chief Executive Officer
215-639-4274